                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                    STEWART INFORMATION SERVICES CORPORATION
                (Name of Registrant as Specified in its Charter)

                    STEWART INFORMATION SERVICES CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies: N/A

         2)       Aggregate number of securities to which transaction applies:
                  N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         4)       Proposed maximum aggregate value of transaction: N/A

         5)       Fee paid previously with preliminary materials: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid: N/A

         2)       Form, Schedule or Registration Statement No.: N/A

         3)       Filing Party: N/A

         4)       Date Filed: N/A

         5)       Total fee paid: N/A

                    STEWART INFORMATION SERVICES CORPORATION
                            1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 2002

     Notice is hereby given that the Annual Meeting of the Stockholders of Stewart Information Services Corporation, a Delaware corporation (the "Company"), will be held on Friday, April 26, 2002, at 8:30 A.M. in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, for the following purposes:

          (1) To consider and act upon a proposal to adopt the Company's 2002 Stock Option Plan for Region Managers.

          (2) To elect directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of Common Stock and Class B Common Stock of the Company at the close of business on February 27, 2002, will be entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Max Crisp

                                          Secretary

March 22, 2002

                                   IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                    STEWART INFORMATION SERVICES CORPORATION

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 2002

     This Proxy Statement is furnished to the stockholders of Stewart Information Services Corporation (the "Company"), 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056 (Tel. No. 713/625-8100), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, April 26, 2002, at 8:30 A.M. in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement is being mailed on or about March 22, 2002, to stockholders of record at the close of business on February 27, 2002, (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 16,751,240 shares of Common Stock and 1,050,012 shares of Class B Common Stock, and only the holders of record on such date shall be entitled to vote at the meeting. As long as 600,000 or more shares of Class B Common Stock are issued and outstanding, at each election of directors the Common Stock and Class B Common Stock are voted as separate classes. Shares of the Company's Class B Common Stock are convertible on a one-for-one basis into shares of the Company's Common Stock.

     The holders of Common Stock, voting as a class, are entitled to elect five of the nine directors of the Company. Each share of Common Stock is entitled, at the option of the person voting such share, either to cast one vote per share for each of the five directors to be elected by the holders of the Common Stock or to vote cumulatively by casting five votes per share, which may be distributed in any manner among any number of the nominees. The enclosed form of proxy provides a means for stockholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If authority to vote for four or fewer of the nominees is withheld, and if there are nominees other than management nominees for the directorships to be filled by the holders of the Common Stock, then the persons named in the enclosed proxy may vote cumulatively by dividing the number of votes represented by the proxy equally among the nominees for which authority to vote is not withheld. If there are no nominees for the five positions to be elected by the holders of Common Stock other than the management nominees set forth herein, it is the intention of the persons named in the enclosed proxy to allocate the votes represented by the proxy evenly among the management nominees. If there should be any additional nominees for such positions, then the persons named in the enclosed proxy will vote cumulatively to elect as many as possible of the management nominees. If it is not possible to elect each of the five management nominees, then the persons named in the enclosed proxy will have discretion as to which of such nominees may be elected.

     Unless a holder of Common Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company's By-Laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

     The holders of Class B Common Stock, voting as a class, are entitled to elect the remaining four of the nine directors of the Company. Each holder of Class B Common Stock has the right to vote, in person or by proxy, the number of shares owned by him for the four directors to be elected by the holders of Class B Common Stock and for whose election he has a right to vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date with respect to persons known to the Company to be the beneficial owners of more than 5% of either class of the Company's voting shares:

                                                                        AMOUNT AND
                                                                        NATURE OF
                                                                        BENEFICIAL     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                TITLE OF CLASS      OWNERSHIP      OF CLASS
------------------------------------                --------------      ----------     --------
Malcolm S. Morris..............................  Class B Common Stock      525,006       50.0
  3992 Inverness
  Houston, Texas 77019
Stewart Morris, Jr. ...........................  Class B Common Stock      525,006       50.0
  #8 West Rivercrest
  Houston, Texas 77042
Artisan Partners Limited Partnership...........      Common Stock        1,834,594(1)    11.0
  1000 North Water Street, #1770
  Milwaukee, Wisconsin 53202
EQSF Advisers, Inc. ...........................      Common Stock        1,289,015(2)     7.7
  767 Third Avenue
  New York, New York 10017
Sterling Capital Management LLC................      Common Stock          923,040(3)     5.5
  301 S. College Street, Suite 3200
  Charlotte, North Carolina 28202
David L. Babson & Company, Inc. ...............      Common Stock          867,250(4)     5.2
  One Memorial Drive
  Cambridge, Massachusetts 02142
Dimensional Fund Advisors, Inc. ...............      Common Stock          856,900(5)     5.1
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

---------------

(1) Artisan Partners Limited Partnership reported shared voting and dispositive power with respect to all of such shares in its most recent report on
    Schedule 13G filed February 6, 2002. Artisan Partners is an investment adviser registered under section 203 of the Investment Advisors Act of 1940. The shares reported herein have been acquired on behalf of discretionary clients of Artisan Partners. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares.

(2) EQSF Advisers, Inc. reported sole voting power of 1,225,115 of such shares and dispositive power with respect to all of such shares in its most recent report on Schedule 13G/A filed February 5, 2002. Includes 564,134 shares owned by M. J. Whitman Advisers, Inc. ("MJWA"). Third Avenue Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 1,029,615 of the shares reported by EQSF. Third Avenue Value Portfolio of the WRL Series Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 112,900 of the shares reported by EQSF, Sun America Style Select Series. Small-Cap Value Portfolio, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 40,100 of the shares reported by EQSF. Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 42,500 of the shares reported by EQSF. American Express Partners Variable Annuity, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 5,000 of the shares reported by EQSF. American Express Partners Small Cap Value Fund Portfolio, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 58,900 of the shares reported by EQSF. Various clients for whom MJWA acts as investment adviser have the right to receive dividends from, and the proceeds from the sale of, the shares reported by MJWA.

(3) Sterling Capital Management LLC reported shared voting and dispositive power with respect to all of such shares in its most recent report on Schedule 13G filed February 6, 2002. Sterling is a registered investment adviser whose clients have the right to receive dividends from, and the proceeds from the sale of, such shares.

(4) David L. Babson & Company, Inc., in its capacity as an investment advisor, reported sole voting and dispositive power with respect to all of such shares in its most recent report on Schedule 13G filed January 28, 2002.

(5) Dimensional Fund Advisors, Inc. reported sole voting and dispositive power with respect to all of such shares in its most recent report on Schedule 13G/A filed February 12, 2002. Dimensional is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and furnishes advice to four investment companies registered under the Investment Company Act of 1940. Dimensional also serves as investment manager to certain other commingled group trusts and separate accounts. All securities reported in this schedule are owned by these investment companies, trusts and accounts. Dimensional disclaims beneficial ownership of such securities.

     The holders of the Class B Common Stock have entered into an agreement intended to maintain an equal ownership of shares of Common Stock and Class B Common Stock by Carloss Morris and Malcolm S. Morris, collectively, and by Stewart Morris and Stewart Morris, Jr., collectively. Such agreement also provides for rights of first refusal with respect to Class B Common Stock among themselves in the event of the death, voluntary or involuntary disposition of the shares of Class B Common Stock and upon certain other specified conditions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and certain officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to Common Stock or Class B Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 2001 fiscal year all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.

     The following table sets forth information as of the Record Date with respect to each class of the Company's voting shares beneficially owned by executive officers, directors and nominees for director of the Company and by all officers, directors and nominees for director of the Company as a group:

                                                           AMOUNT AND
                                                           NATURE OF
                                                           BENEFICIAL
NAME                                  TITLE OF CLASS      OWNERSHIP(1)     PERCENT OF CLASS
----                                  --------------      ------------     ----------------
Malcolm S. Morris................      Common Stock           265,000(2)          1.6
                                   Class B Common Stock       525,006            50.0
Stewart Morris, Jr. .............      Common Stock           175,000(3)          1.0
                                   Class B Common Stock       525,006            50.0
Lloyd Bentsen, III...............      Common Stock             6,406               *
Max Crisp........................      Common Stock            61,000(4)            *
Nita B. Hanks....................      Common Stock             2,566(5)            *
Paul W. Hobby....................      Common Stock             3,406               *
Dr. E. Douglas Hodo..............      Common Stock             3,406               *
Dr. W. Arthur Porter.............      Common Stock             3,406               *
Gov. John P. LaWare..............      Common Stock             4,406               *
All officers, directors and
  nominees
  as a group (9 persons).........      Common Stock           524,596             3.0
                                   Class B Common Stock     1,050,012           100.0

---------------

 *  Less than 1%.

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Consists of 265,000 shares subject to stock options (see "Executive Compensation -- Option Grants and Exercises" at page 8).

(3) Consists of 175,000 shares subject to stock options (see "Executive Compensation -- Option Grants and Exercises" at page 8).

(4) Includes 58,000 shares subject to stock options (see "Executive Compensation -- Option Grants and Exercises" at page 8).

(5) Includes 2,200 shares subject to stock options.

                             ELECTION OF DIRECTORS

     At the meeting, nine directors (constituting the entire Board of Directors) are to be elected. The holders of Common Stock are entitled to elect five directors, and the holders of Class B Common Stock are entitled to elect four directors. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualify. All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified.

     During 2001, the Board of Directors held six meetings and executed two consents in lieu of meetings. No director attended fewer than 80% of such meetings. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. See "-- Committees of the Board of Directors" at page 6.

COMMON STOCK

     The following persons have been nominated to fill the five positions to be elected by the holders of Common Stock. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

NOMINEE, AGE AND POSITION WITH THE COMPANY                     DIRECTOR SINCE
------------------------------------------                     --------------
Lloyd Bentsen, III, 57, Director............................        1995
Nita B. Hanks, 48, Director.................................        1990
Dr. E. Douglas Hodo, 67, Director...........................        1988
Gov. John P. LaWare, 74, Director...........................        2001
Dr. W. Arthur Porter, 60, Director..........................        1993

     Each of such persons was elected to the Company's Board of Directors by the holders of Common Stock at the annual meeting of stockholders held in 2001, except for Gov. LaWare, who was elected in December 2001. Prior to that time, Gov. LaWare had served as an advisory director of the Company since 1995. It is the intention of the persons named in the proxy for the holders of Common Stock to vote the proxies for the election of the nominees named above, unless otherwise specified.

     Mr. Bentsen served as an Advisory Director of the Company from 1992 until his election to the Board of Directors in 1995. Mr. Bentsen is a general partner and co-founder of Triad Ventures Ltd., a group of venture capital funds with over $50 million of capital that seeks to invest in Texas-based emerging growth companies. Mr. Bentsen also serves as a director of Zonagen, Inc., a development stage biopharmaceutical company. Prior to founding his venture capital firm in 1979, Mr. Bentsen spent ten years with Rotan Mosle, Inc., a regional investment banking firm, as a member of the corporate finance department. Mr. Bentsen is a graduate of Princeton University and holds an MBA from Stanford University.

     For more than the past five years, Mrs. Hanks has been a Senior Vice President of Stewart Title Guaranty Company ("Guaranty"), the Company's largest subsidiary. Mrs. Hanks is Director of Employee Services for the Company and brings a key perspective from the Company's employees to its Board of Directors. Employee costs represent one of the Company's largest expenses.

     Dr. Hodo serves as Chairman of the Company's Audit Committee. Dr. Hodo has served as President of Houston Baptist University for more than the past five years. Dr. Hodo also serves as a director of U.S. Global Investors Funds and chairman of its audit committee.

     Gov. LaWare served on the Board of Governors of the Federal Reserve System from 1988 until 1995. A Harvard graduate, he began his banking career in 1953 at Chemical Bank in New York. During his 25 years with Chemical Bank, Gov. LaWare spent several years as a senior lending officer before organizing its holding company operations and marketing divisions. He also served as Chairman, Chief Executive Officer and a director of Shawmut National Corp., a super-regional bank holding company.

     Dr. Porter has served as Dean of the College of Engineering and University Vice President for Technology Development of the University of Oklahoma since 1998. Dr. Porter is also the Secretary of Science and Technology Development for the State of Oklahoma. Prior to those appointments, he had served as President and Chief Executive Officer of Houston Advanced Research Center, a nonprofit research consortium, for more than five years. He also had served as an Adjunct Professor of Electrical Engineering at Rice University for more than five years prior to his appointment with the University of Oklahoma. Dr. Porter is also a director of Electro Scientific Industries, Inc., Portland, Oregon, and Bookham Technologies, Oxfordshire, England.

CLASS B COMMON STOCK

     The following persons have been nominated to fill the four positions to be elected by the holders of Class B Common Stock. It is the intention of the persons named in the proxy for the holders of Class B Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

NOMINEE, AGE AND POSITION WITH THE COMPANY                     DIRECTOR SINCE
------------------------------------------                     --------------
Max Crisp, 67, Vice President -- Finance, Secretary,
  Treasurer and Director....................................        1970
Paul W. Hobby, 41, Director.................................        1989
Malcolm S. Morris, 55, Co-Chief Executive Officer and
  Chairman of the Board of Directors........................        2000
Stewart Morris, Jr., 53, Co-Chief Executive Officer,
  President and Director....................................        2000

     Each of such persons was elected by the holders of the Class B Common Stock at the annual meeting of stockholders held in 2001.

     Mr. Crisp has served as Vice President -- Finance, Treasurer and Secretary of the Company and as its Chief Financial Officer for more than the past five years. Max Crisp is also Secretary, Treasurer and Vice President -- Finance of Guaranty and Stewart Title Company ("Title"), a subsidiary of the Company.

     Mr. Hobby has served since 1995 as Chairman of Hobby Media Services, Inc., a media software company. Mr. Hobby is also a Vice President of Hobby Communications, L.L.C. In 1999 and 2000, Mr. Hobby served as the Co-Chief Executive Officer, Secretary and director of CinemaStar Luxury Theaters, Inc. Mr. Hobby also serves as the Chairman of Genesis Park GP Company L.L.C. Mr. Hobby served as Chairman of Columbine JDS Systems, Inc. until October 31, 1997. Mr. Hobby also served as Vice President of H & C Communications, Inc. until December 31, 1996. Mr. Hobby also serves as a director of EGL, Inc. and Southwest Bancorporation of Texas, Inc.

     Malcolm S. Morris has served as Chairman of the Board and Co-Chief Executive Officer of the Company since January 31, 2000, and as Senior Executive Vice President -- Assistant Chairman of the Company for more than five years prior to that time. Malcolm S. Morris has also served for more than the past five years as President and Chief Executive Officer of Guaranty and Chairman of the Board of Title.

     Stewart Morris, Jr. has served as President and Co-Chief Executive Officer of the Company since January 31, 2000, and for more than five years prior to that time as Senior Executive Vice President -- Assistant President of the Company. Stewart Morris, Jr. has also served for more than the past five years as President and Chief Executive Officer of Title and Chairman of the Board of Guaranty.

     Stewart Morris, Jr. and Malcolm S. Morris are cousins. Acting together they have the power to direct the management and policies of the Company. Accordingly, they may be deemed to be "control persons" as such term is used in regulations adopted under the Securities Exchange Act of 1934.

ADVISORY DIRECTORS

     In addition to the directors elected by the holders of the Company's Common Stock and Class B Common Stock, the Company has five advisory directors who are appointed by the Company's Board of Directors. The Company's advisory directors receive notice of and regularly attend meetings of the Company's Board of Directors. They provide valuable insights and advice to the Company and participate fully in all deliberations of the Company's Board of Directors but are not included in quorum and voting determinations. Advisory directors receive the same compensation for their services as do the members of the Company's Board of Directors elected by the stockholders of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     Executive Committee. The Executive Committee may exercise all of the powers of the directors, except those specifically reserved to the Board of Directors by law. Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp serve as the members of the Executive Committee. During 2001, the Executive Committee held seven meetings at which all members were present and executed 41 consents in lieu of meetings.

     Audit Committee. It is the duty of the Audit Committee to (i) review, with the Company's independent auditors, the scope of the annual audit, (ii) review the independent auditors' management letter and (iii) meet with the Company's internal auditors. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company. The Audit Committee is comprised of Dr. E. Douglas Hodo, Lloyd Bentsen, III, and Paul W. Hobby. During 2001, the Audit Committee held six meetings at which all members were present.

     Compensation Committee. See "Executive Compensation -- Compensation Committee" at page 10 for information with respect to the Company's Compensation Committee.

     Nominating Committee. The Nominating Committee is comprised of Dr. W. Arthur Porter and Lloyd Bentsen, III. It is the duty of the Nominating Committee to (i) recommend to the Board of Directors of the Company nominations of persons for election to the Board of Directors of the Company by the holders of Common Stock, (ii) create procedures for identification of nominees, (iii) consider and recommend to the Board of Directors criteria for membership and (iv) receive and consider nominations submitted by stockholders of the Company. In order to be considered by the Nominating Committee, pursuant to the Company's By-Laws, nominations of persons for election by the holders of Common Stock to the Board of Directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2003 must be received by the Company no later than February 15, 2003. The Nominating Committee held one meeting during 2001 at which both members were present.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table summarizes compensation information concerning each of the Company's executive officers for each of the three years ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                         ANNUAL COMPENSATION           COMPENSATION
                                 -----------------------------------     (AWARDS)
                                                  MINIMUM   VARIABLE   -------------    ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR   SALARY     BONUS     BONUS     STOCK OPTIONS   COMPENSATION
-------------------------------  ----   -------   -------   --------   -------------   ------------
                                          ($)       ($)       ($)       (# SHARES)         ($)
Stewart Morris, Jr.............  2001   135,000   250,000   250,660       25,000            8,157(1)
  President and                  2000   135,000   250,000        --       25,000            8,079
  Co-Chief Executive Officer     1999   130,000   125,000   245,000       20,000            9,798
Malcolm S. Morris..............  2001   135,000   250,000   250,660       25,000           10,369(2)
  Chairman of the Board and      2000   135,000   250,000        --       25,000            9,554
  Co-Chief Executive Officer     1999   130,000   125,000   245,000       20,000            9,878
Max Crisp......................  2001   144,000   126,000   239,792       16,500          123,366(3)
  Vice President -- Finance,     2000   140,000   126,000        --       16,500          118,451
  Secretary and Treasurer        1999   140,000   100,000   142,755       13,000            9,403

---------------

(1) Consists of matching contributions to the Company's 401(k) plan ($1,958), director's fees ($1,950) and $4,249, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(2) Consists of matching contributions to the Company's 401(k) plan ($1,958), director's fees ($1,950) and $6,461, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(3) Consists of $110,375 paid to Mr. Crisp under his deferred compensation agreement. See "-- Deferred Compensation Agreements" at page 9. Also includes matching contributions to the Company's 401(k) plan ($1,958), director's fees ($1,950) and $9,083, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

     Each executive officer of the Company holds office until the regular meeting of directors following the annual meeting of stockholders or until his successor is duly elected and qualified.

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2001, to each of the Company's executive officers. All such grants were made on February 1, 2001, under the terms of the Company's 1999 Stock Option Plan. The hypothetical values on the date of grant of stock options granted in 2001 shown below are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes Model (the "Model") for pricing options. This hypothetical value of options trading on the stock markets bears little relationship to the compensation cost to the Company or potential gain realized by an optionee. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Company's Common Stock relative to the exercise price per share of Common Stock issuable under the stock option at the time the stock options are exercised. There is no assurance that the hypothetical present values of stock options reflected in this table actually will be realized.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2001

                                                                INDIVIDUAL GRANTS
                                         ---------------------------------------------------------------
                                                       PERCENT OF
                                                      TOTAL OPTIONS                           GRANT DATE
                                          OPTIONS      GRANTED TO     EXERCISE   EXPIRATION    PRESENT
NAME                                      GRANTED       EMPLOYEES      PRICE        DATE       VALUE(1)
----                                     ----------   -------------   --------   ----------   ----------
                                         (# SHARES)        (%)          ($)                      ($)
Stewart Morris, Jr. ...................    25,000         29.7         20.01       2/1/11      288,250
Malcolm S. Morris......................    25,000         29.7         20.01       2/1/11      288,250
Max Crisp..............................    16,500         19.6         20.01       2/1/11      190,245

---------------

(1) The grant date present values are calculated under the Model. The Model is a mathematical formula used to value stock options and is based on assumptions regarding the stock's volatility (41.6%), dividend rate (0%), option term (10 years) and risk-free interest rates (4.0% to 6.0%).

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 2001 by each of the Company's executive officers and the value of unexercised options at December 31, 2001. The Company has not issued any tandem or freestanding stock appreciation rights.

   AGGREGATED OPTION EXERCISES IN 2001 AND OPTION VALUES AT DECEMBER 31, 2001

                                                                       NUMBER OF               VALUE OF UNEXERCISED
                                        SHARES                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                       ACQUIRED                    DECEMBER 31, 2001             DECEMBER 31, 2001
                                          ON        VALUE     ---------------------------   ---------------------------
NAME                                   EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  ----------   --------   -----------   -------------   -----------   -------------
                                      (# SHARES)     ($)      (# SHARES)     (# SHARES)         ($)            ($)
Stewart Morris, Jr. ................        --          --      150,000           --           745,730          --
Malcolm S. Morris...................        --          --      240,000           --         2,110,729          --
Max Crisp...........................    16,500     111,375       41,500           --            16,515          --

COMPENSATION OF DIRECTORS

     Directors of the Company, other than employees of the Company, receive an annual retainer of $8,500 and directors' fees of $2,000 per meeting attended. Directors of the Company who are employees receive directors' fees of $150 per meeting. Members of the committees of the Company's Board of Directors who are not employees of the Company receive $1,000 per meeting attended. No additional amounts are paid to members of the Executive Committee for their services as such. Pursuant to the Stewart Information Services Corporation 1996 Directors' Stock Plan (the "1996 Plan"), each non-employee director receives, in addition to the annual retainer and per-meeting fees described above, an annual award of shares of Common Stock of the Company valued at $8,500 based on the fair market value of the Common Stock on the date of the award. The Company also reimburses each director for the cost of an annual medical examination. In May 2001, Mrs. Hanks was granted, in her capacity as Director of Employee Services for the Company, a 10-year option for 1,200 shares of the Company's Common Stock at an exercise price of $16.97 per share.

DEFERRED COMPENSATION AGREEMENTS

     On March 10, 1986, the Company entered into a Deferred Compensation Agreement with each of Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp (individually, a "Beneficiary"). Pursuant to such agreements, as amended, a Beneficiary or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of income taxes thereon, result in a net annual payment of $66,667 to Max Crisp and $133,333 to each of Malcolm S. Morris and Stewart Morris, Jr. For purposes of such agreements, each Beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a Beneficiary's employment with the Company is terminated by reason of fraud, dishonesty, embezzlement or theft. Any death or income benefits provided to a Beneficiary under certain insurance policies currently maintained by the Company will reduce payments due to such Beneficiary under his Deferred Compensation Agreement.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the Russell 2000 Index and the Russell 2000 Financial Services Sector Index (which includes the Company and its major publicly owned competitors) for the five years ended December 31, 2001. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1996 and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 Company               $100.00   $141.29   $284.31   $131.75   $219.59   $195.47
 Russell 2000          100.00    122.36    119.24    144.59    140.22     143.71
 Russell 2000
  Financial Services
  Sector               100.00    136.03    126.24    118.83    143.84     166.34

COMPENSATION COMMITTEE

     It is the duty of the Compensation Committee to approve the compensation of the executive officers. The Compensation Committee is comprised of Paul W. Hobby and Dr. W. Arthur Porter. During 2001, the Compensation Committee held two meetings at which both members were present.

  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors of
Stewart Information Services Corporation:

                         COMPENSATION COMMITTEE REPORT

     Compensation Policy. The Compensation Committee of the Board of Directors (the "Committee") is responsible for the oversight and administration of the Company's executive compensation program. The Committee reviews the compensation program of the Company during each year as it deems necessary. The objective of the Committee is to provide executive officers of the Company with a compensation package that is fair and reasonable based on their individual levels of responsibility and performance in relation to the compensation of executive officers of other publicly held companies in the title insurance and comparable industries. In making its determinations as to the reasonableness of the Company's executive compensation, the Committee relies in part on the advice of a nationally recognized, independent compensation consulting firm. The principal elements of the Company's executive compensation program are an annual salary, an annual cash bonus and stock option grants to executive officers.

     Base Salary. For 2001, the base salary level for each of the Co-Chief Executive Officers of the Company remained at $135,000. Historically, base salaries of the Company's executive officers have remained relatively stable from year to year. While the Company maintains no direct payroll, base salaries of the Company's executive officers paid at the subsidiary level are set at levels deemed reasonable by the Committee based upon its subjective evaluation of the executive officer's level of responsibility.

     Annual Bonus. Each of the Co-Chief Executive Officers is eligible to receive an annual cash bonus based on a percentage of the consolidated income before taxes of Guaranty, subject to a minimum bonus of $250,000. The Committee believes that the consolidated income before taxes of Guaranty, and the effect thereof on the Company's book value per share, are important determinants over time of the value of the Company's Common Stock. For 2001, the Committee recommended and the Company adopted the following bonus formula for each of the Co-Chief Executive Officers:

GUARANTY CONSOLIDATED INCOME                                   PERCENT PAYABLE
BEFORE TAXES AND BONUSES                                          AS BONUS
----------------------------                                   ---------------
Up to $20 million...........................................        1.00%
$20 million to $40 million..................................        0.75%
$40 million to $60 million..................................        0.50%
Over $60 million............................................        0.25%

The consolidated income before taxes and bonuses of Guaranty in 2001 was $80.3 million. Accordingly, each of the Co-Chief Executive Officers earned a bonus of $500,660 for 2001.

     Stock Options. Pursuant to the Company's 1999 Stock Option Plan (the "1999 Plan"), in 2001 the Committee granted options to Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp for 25,000, 25,000 and 16,500 shares, respectively. See "-- Option Grants and Exercises" elsewhere in the Proxy Statement in which this report is included. The grant date values of such options were taken into account by the Committee in determining the reasonableness of the recipient officer's annual compensation package. The purpose of the 1999 Plan is to make available to the Committee an additional form of compensation that will align the interests of executive officers with those of the stockholders over a multi-year term. Each of the executive officers is eligible for grants of options at a purchase price not less than the fair market value of the shares on the date of grant.

     The Company's net earnings increased from $0.04 per diluted share in 2000 to $2.98 per diluted share in 2001. The Committee recognizes that the title insurance industry is strongly affected by nationally prevailing interest rates, and the Company's financial results from year to year will depend largely on the level of real estate activity in its primary markets. The Committee subjectively evaluates the performance of the Company's executive officers, including the Co-Chief Executive Officers, with respect to their efforts to provide for the long-term financial well being of the Company and to respond to continuing changes in the industry environment. In 2001, the Committee gave particular consideration to the efforts of the Co-Chief Executive Officers in further developing the Company's automation programs, entering new markets through acquisitions and pursuing opportunities in international markets.

                                          PAUL W. HOBBY
                                          DR. W. ARTHUR PORTER

                                          Members of the Compensation Committee

           APPROVAL OF THE 2002 STOCK OPTION PLAN FOR REGION MANAGERS

BACKGROUND

     On March 18, 2002, the Board of Directors of the Company adopted the Stewart Information Services Corporation 2002 Stock Option Plan for Region Managers (the "2002 Plan"). Similar plans had been in effect since 1992. As of December 31, 2001, 38,600 shares were available for options thereunder. The purpose of the 2002 Plan is to provide compensation in the form of ownership of the Company's Common Stock to Region Managers of the Company and its affiliates. The 2002 Plan is intended to advance the best interest of the Company by providing certain persons having substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ. A copy of the 2002 Plan is attached as Appendix A to this proxy statement.

SUMMARY OF THE 2002 PLAN

     The 2002 Plan is administered by the Salary Committee, which may from time to time grant stock options (either "incentive" or "non-qualified" stock options) to full-time key employees (including officers and directors) who are employed at the time of grant as Region Managers (or an equivalent position). At March 18, 2002 approximately 14 Region Managers, none of whom are officers or directors of the Company except for Mrs. Hanks, were eligible to participate in the 2002 Plan. The 2002 Plan provides that an aggregate of 300,000 shares of Common Stock of the Company shall be subject to the 2002 Plan. The shares subject to the 2002 Plan consist of authorized and unissued shares. Factors to be considered by the Salary Committee in making grants of stock options under the 2002 Plan are set forth therein. No member of the Salary Committee is eligible to receive stock options under the 2002 Plan. No stock options may be granted under the 2002 Plan after March 18, 2012.

     Stock options under the 2002 Plan give the holder the right to purchase a number of shares of the Company's Common Stock at future dates not more than ten years after the date of grant. The exercise price may be the fair market value of the stock on the date of grant, or such other price as the Salary Committee may determine, but not less than 100% of such fair market value. On March 15, 2002, the closing sale price of a share of the Company's Common Stock on the New York Stock Exchange was $19.18.

     The 2002 Plan permits an optionee to exercise an outstanding vested option until the date that is three months following his termination of employment or, if earlier, the date that is ten years after the date of grant. In the event of the death of an optionee while in the employ of the Company and before the date of expiration of the option, optionee's executor, administrator or other person to whom the option could be transferred by will or the laws of descent and distribution may exercise the vested option at any time until the date that is one year after the date of death or, if earlier, the date that is ten years after the date of grant. Options will not continue to vest after the date of death or other termination of employment unless otherwise provided in the optionee's option agreement.

     The Board of Directors is authorized to amend or terminate the 2002 Plan. Options shall not be transferable by the optionee except by will or under the laws of descent and distribution and shall be exercisable, during his lifetime, only by him or her.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The grant of incentive stock options does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the optionee if the incentive stock option is exercised by the optionee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an optionee's alternative minimum tax. An optionee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.

     An optionee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the optionee, short or long term, depending on the optionee's holding period for the shares. If the shares are sold for less than the option price, the optionee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an optionee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the optionee.

     Non-Qualified Stock Options. The grant of non-qualified stock options under the 2002 Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between the fair market value of the shares acquired on such date and the exercise price. The tax basis of the shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment withholding taxes.

     Generally, the Company will be entitled to a deduction in the amount reportable as income by the optionee on the exercise of a non-qualified stock option.

APPROVAL BY STOCKHOLDERS

     The grant of incentive stock options under the 2002 Plan is subject to approval of the 2002 Plan by the stockholders of the Company. Approval of the 2002 Plan will require the affirmative vote of a majority of the total votes cast on such proposal, with holders of Common Stock and Class B Common Stock voting together as a single class. On the Record Date, an aggregate of 17,801,252 shares of Common Stock and Class B Common Stock were outstanding and entitled to vote on the proposal to approve the 2002 Plan. If the 2002 Plan is not approved by the stockholders of the Company, the Compensation Committee may nevertheless grant non-qualified stock options thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2002 PLAN.

                       SELECTION OF INDEPENDENT AUDITORS

     KPMG LLP has been selected by the Company as its principal independent auditors for the Company's fiscal year ending December 31, 2002, and served in such capacity for the Company's fiscal year ended December 31, 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $438,700.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     Fees billed by KPMG LLP for services rendered to the Company, other than the services described above totaled $272,500. This amount consists of audit related fees of $157,550 (including $54,250 relating to the Company's registered public offering of Common Stock in 2001) and other non-audit services of $115,000 (including $70,000 of tax compliance).

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for the general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's standards for Corporate Compliance. The Company's management has primary responsibility for preparing the consolidated financial statements and for the Company's financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the United States of America.

     In this context, the Audit Committee hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

          2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).

          3. The Audit Committee has received the written disclosures and letters from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee has approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

     The undersigned members of the Audit Committee have submitted this report:

                                          E. DOUGLAS HODO
                                          LLOYD BENTSEN, III
                                          PAUL W. HOBBY

Dated: March 14, 2002

                              CERTAIN TRANSACTIONS

     Stewart Morris is the father of Stewart Morris, Jr. and Carloss Morris is the father of Malcolm S. Morris. Stewart Morris and Carloss Morris are brothers. During the year ended December 31, 2001, Stewart Morris served as a director of Title and Guaranty and as chairman of Title's executive committee, and Carloss Morris served as a director of Title and Guaranty and as chairman of Guaranty's executive committee. Aggregate salaries, bonuses and other compensation for 2001 for Stewart Morris and Carloss Morris were $354,686 and $364,492, respectively.

     During 2001, the Company and its subsidiaries paid a total of $298,053 to the law firm of Morris, Lendais, Hollrah & Snowden, P.C., of which Carloss Morris and Malcolm S. Morris are shareholders. In connection with real estate transactions processed by Title, such firm receives legal fees from its clients who are also customers of Title and who select such firm as their counsel.

     During 2001, Marietta Maxfield, a sister of Malcolm S. Morris, was a full-time attorney for Guaranty and was paid $116,596 for services rendered in such capacity.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock or Class B Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2003 must be received by the Company at its principal executive offices, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, no later than November 22, 2002, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     Proxies for the Company's annual meeting of stockholders to be held in 2003 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company receives notice, by certified mail, return receipt requested, addressed to the Company's Secretary, not later than February 15, 2003, that the matter will be presented at the annual meeting and (ii) the Company fails to include in its proxy statement for the annual meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist it in soliciting proxies for the proposals described in this proxy statement. The Company has agreed to pay Innisfree a fee for such services, which is not expected to exceed $6,500 plus expenses. In addition to solicitation by use of the mails, certain officers or employees of the Company, and of Innisfree, may solicit the return of proxies by telephone, telegram or personal interview.

                                          By Order of the Board of Directors,

                                          Max Crisp

                                          Secretary

March 22, 2002

                                                                         ANNEX A

                    STEWART INFORMATION SERVICES CORPORATION

                   2002 STOCK OPTION PLAN FOR REGION MANAGERS

                               TABLE OF CONTENTS

                                                              SECTION
                                                              -------
ARTICLE I PLAN
  Purpose...................................................    1.1
  Term of Plan..............................................    1.2
ARTICLE II DEFINITIONS
  Affiliate.................................................    2.1
  Board.....................................................    2.2
  Code......................................................    2.3
  Committee.................................................    2.4
  Company...................................................    2.5
  Employee..................................................    2.6
  Fair Market Value.........................................    2.7
  Holder....................................................    2.8
  Incentive Option..........................................    2.9
  Mature Shares.............................................   2.10
  Nonqualified Option.......................................   2.11
  Option....................................................   2.12
  Option Agreement..........................................   2.13
  Plan......................................................   2.14
  Region Manager............................................   2.15
  Stock.....................................................   2.16
ARTICLE III ELIGIBILITY
ARTICLE IV GENERAL PROVISIONS RELATING TO OPTIONS
  Authority to Grant Options................................    4.1
  Dedicated Shares; Maximum Options.........................    4.2
  Non-Transferability.......................................    4.3
  Requirements of Law.......................................    4.4
  Changes in the Company's Capital Structure................    4.5
ARTICLE V OPTIONS
  Type of Option............................................    5.1
  Exercise Price............................................    5.2
  Duration of Options.......................................    5.3
  Amount Exercisable........................................    5.4
  Exercise of Options.......................................    5.5
  Substitution Options......................................    5.6
  No Rights as Stockholder..................................    5.7
ARTICLE VI ADMINISTRATION
ARTICLE VII AMENDMENT OR TERMINATION OF PLAN
ARTICLE VIII MISCELLANEOUS
  No Establishment of a Trust Fund..........................    8.1
  No Employment Obligation..................................    8.2
  Forfeiture................................................    8.3
  Tax Withholding...........................................    8.4
  Written Agreement.........................................    8.5

                                                              SECTION
                                                              -------
  Indemnification of the Committee..........................    8.6
  Gender....................................................    8.7
  Headings..................................................    8.8
  Other Compensation Plans..................................    8.9
  Other Options.............................................   8.10
  Governing Law.............................................   8.11

                                   ARTICLE I

                                      PLAN

     1.1 Purpose. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company or any of its Affiliates.

     1.2 Term of Plan. No Option shall be granted under the Plan after March 18, 2012. The Plan shall remain in effect until all Options under the Plan have been satisfied or expired.

                                   ARTICLE II

                                  DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

     2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2  "Board" means the board of directors of the Company.

     2.3  "Code" means the Internal Revenue Code of 1986, as amended.

     2.4  "Committee" means the Salary Committee of the Company.

     2.5 "Company" means Stewart Information Services Corporation, a Delaware corporation.

     2.6 "Employee" means a person employed by the Company or any Affiliate as a common law employee.

     2.7 "Fair Market Value" of the Stock as of any date means the closing price of the Stock on such date, or, if the Stock was not traded on such date, on the immediately preceding day that the Stock was so traded. However, if the Stock is not listed on a securities exchange or quotation system, the Fair Market Value will be an amount determined by the Committee.

     2.8 "Holder" means a person who has been granted an Option or any person who is entitled to receive stock under an Option.

     2.9 "Incentive Option" means an Option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of section 422 of the Code.

     2.10 "Mature Shares" means shares of Stock that the Holder has held for at least six months.

     2.11 "Nonqualified Option" means an Option granted under the Plan other than an Incentive Option.

     2.12 "Option" means either an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

     2.13 "Option Agreement" means the written agreement which sets out the terms of an Option.

     2.14 "Plan" means the Stewart Information Services Corporation 2002 Stock Option Plan for Region Managers, as set forth in this document and as it may be amended from time to time.

     2.15 "Region Manager" means an Employee who holds the title "Region Manager" or an Employee who the Committee, in its sole discretion, determines has a position equivalent to the position of a Region Manager.

     2.16 "Stock" means the common stock of the Company, $1.00 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

                                  ARTICLE III

                                  ELIGIBILITY

     The individuals who shall be eligible to receive Options shall be those full-time key Employees, including officers and directors, who are employed on the date an Option is granted as a Region Manager and who have substantial responsibility for the management and growth of the Company or any of its Affiliates as the Committee shall determine from time to time.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

     4.1 Authority to Grant Options. The Committee may grant Options to those eligible Region Managers as it shall from time to time determine, under the terms and conditions of the Plan. Factors the Committee may consider include, without limitation:

          (a) Region rank of consolidated STG/STC pretax profit (dollars) in the Region Manager's territory as reported on the Region Manager's consolidated profit center statement;

          (b) Region rank of profit percentage in the Region Manager's territory as reported on the Region Manager's STG/STC profit center statement;

          (c) Region rank of percentage of policy losses to premiums generated YTD as reported on the Region Performance Summary Report;

          (d) Market share increase in the Region Manger's territory over the prior year as reported on the quarterly ALTA statistics on market share. Market share weight will be increased with market share growth in key states and percentage of state responsibility of Region Manager;

          (e) Region rank of percentage increase in Cash to Houston remittances as reported on the Region Performance Summary Report;

          (f) Region rank of percentage of delinquent premium YTD;

          (g) Net expansion of territory via acquisitions, branch offices, increased number of agents;

          (h) Region Manager incorporation and pursuit of SISCO Strategies (Service, Technology, Growth, Communication) and Ten Standards in region's goals;

          (i) Other contributions towards overall company performance or failure to comply with company requests. Items considered may include Region Manager rollout of technology, new products or other programs sponsored by the company, completion of agency visits, follow-up on audits and training and benefit participation.

     The Committee shall evaluate the relative importance of these factors, and the Region Manager's standing among the recipient group, in its sole and absolute discretion and shall have full power and authority to determine according to the above criteria the amount of shares subject to any option, subject only to any applicable limitations set out in the Plan.

     4.2 Dedicated Shares; Maximum Options. The aggregate number of shares of Stock with respect to which Options may be granted under the Plan is 300,000. Such shares of Stock may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option granted under the Plan.

     4.3 Non-Transferability. Incentive Options shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. Except as specified in domestic relations court orders, Nonqualified Options shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Option other than under the terms of the Plan and the applicable Option agreement may terminate the Option.

     4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     4.5  Changes in the Company's Capital Structure.

     (a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation for money, services or property, then (i) the number, class or series and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class or series of shares the Holder would have received had the Holder exercised his or her Option in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of shares of Stock then reserved, that number and class or series of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.

     (c) If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Option Agreement or as a result of the Board's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options held by any individual Holder:

          (1) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all such Options that remain unexercised and all rights of Holders thereunder shall terminate;

          (2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of this Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Options for such shares;

          (3) with respect to all or selected Holders, have some or all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding Options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that
     (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (B) the assumed rights under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be;

          (4) provide that the number and class or series of shares of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class or series of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Option; or

          (5) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole and absolute discretion that no such adjustment is necessary).

     In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement, the Board, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Options then outstanding may be exercised.

     (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Board in its sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Board, whose determination shall be conclusive.

     (e) The issuance by the Company of shares of stock of any class or series, or securities convertible into shares of stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of shares or obligations of the Company convertible into, or exchangeable for, shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options.

                                   ARTICLE V

                                    OPTIONS

     5.1 Type of Option. The Committee shall specify in an Option Agreement whether a given Option is an Incentive Option or a Nonqualified Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which incentive stock options first become exercisable by an Employee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Option shall be treated as a Nonqualified Option. In making this determination, incentive stock options shall be taken into account in the order in which they were granted.

     5.2 Exercise Price. The price for which Stock may be purchased under an Option shall not be less than 100 percent of the Fair Market Value of the shares of Stock on the date the Option is granted.

     5.3 Duration of Options. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the earliest of the date that is (a) the tenth anniversary of the date the Option is granted or (b) one day less than three months after the date of the Holder's termination of employment with the Company and all Affiliates (other than by reason of the Holder's death) or (c) the date that is one year after the date of the Holder's death. Unless the Holder's Option Agreement specifies otherwise, an Option shall not continue to vest after the severance of the employment relationship between the Company and all Affiliates.

     After the death of the Holder, the Holder's executors, administrators or any person or persons to whom the Holder's Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration of the Option to exercise the Option, in respect to the number of shares that the Holder would have been entitled to exercise if the Holder exercised the Option prior to the Holder's death.

     5.4 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion.

     5.5 Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option,
(b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or by an executive officer of the Company) or (d) except as specified below, any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Holder certificates for the number of shares with respect to which the Option has been exercised, issued in the Holder's name. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Holder, at the address specified by the Holder.

     Whenever an Option is exercised by exchanging Mature Shares owned by the Holder, the Holder shall deliver to the Company certificates registered in the name of the Holder representing a number of shares of Stock legally and beneficially owned by the Holder, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

     The Committee may permit a Holder to elect to pay the exercise price upon exercise of an Option by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

     The Committee shall not permit a Holder to pay such Holder's exercise price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered to the Holder pursuant to the exercise of the Option. In addition, the Committee shall not permit a Holder to pay such Holder's exercise price upon the exercise of an Option by using shares of Stock other than Mature Shares.

     An Option may not be exercised for a fraction of a share of Stock.

     5.6 Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     5.7 No Rights as Stockholder. No Holder shall have any rights as a stockholder with respect to Stock covered by such Holder's Option until the date a stock certificate is issued for the Stock.

                                   ARTICLE VI

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

          (a) determine the persons to whom and the time or times at which Options will be made;

          (b) determine the number of shares and the exercise price of Stock covered in each Option, subject to the terms of the Plan;

          (c) determine the terms, provisions and conditions of each Option, which need not be identical;

          (d) accelerate the time at which any outstanding Option may be exercised;

          (e) define the effect, if any, on an Option of the death, disability, retirement or other termination of employment relationship between the Holder and the Company and Affiliates;

          (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

          (g) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

     The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would change the aggregate number of shares of Stock which may be issued under Incentive Options, or change the class of Employees eligible to receive Incentive Options shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

     8.2 No Employment Obligation. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

     8.3 Forfeiture. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Holder, before or after termination of such Holder's employment relationship with the Company or an Affiliate for any reason committed or engaged in willful misconduct, gross negligence, a breach of fiduciary duty, fraud, embezzlement, theft, a felony, a crime involving moral turpitude or proven dishonesty in the course of such Holder's employment by the Company or an Affiliate, the Holder shall forfeit all outstanding Options, and all exercised Options if the Company has not yet delivered a stock certificate to the Holder with respect thereto. The decision of the Committee shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Holder by the Company or an Affiliate in any manner.

     8.4 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Holder of an Option to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder's exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares held back shall not exceed the Company's or the Affiliate's minimum statutory withholding tax obligations. The Company shall have no obligation upon exercise of any Option until the Company or an Affiliate has received payment sufficient to cover all tax withholding amounts due with respect to that exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

     8.5 Written Agreement. Each Option shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Holder and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Holder, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

     8.6 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

     8.7 Gender. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

     8.8 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     8.9 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

     8.10 Other Options. The grant of an Option shall not confer upon the Holder the right to receive any future or other Options under the Plan, whether or not Options may be granted to similarly situated Holders, or the right to receive future Options upon the same terms or conditions as previously granted.

     8.11 Governing Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Delaware.

--------------------------------------------------------------------------------

STEWART INFORMATION SERVICES CORPORATION                      Please mark    [X]
                                                              your votes as
                                                              indicated in
                                                              this example

The Board of Directors recommends a vote FOR:
1. Election of Directors --

      FOR all nominees                  WITHHOLD
      listed at right                   AUTHORITY
     (except as marked           to vote for all nominees
      to the contrary)               listed at right

            [ ]                            [ ]

   Nominees: 01 Lloyd Bentsen, III, 02 Nita B. Hanks, 03 Dr. E. Douglas Hodo, 04 Dr. W. Arthur Porter, 05 Gov. John P. LaWare

   (Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

   _____________________________________________________________________________

2. Approval of the Company's 2002 Stock Option Plan for Region Managers

                    FOR            AGAINST          ABSTAIN

                    [ ]              [ ]              [ ]

                                             The undersigned acknowledges
                                             receipt of the Notice of Annual
                                             Meeting of Stockholders and of the
                                             Proxy Statement.

                                             Dated:_______________________, 2002


                                             ___________________________________
                                                        Signature(s)

                                             ___________________________________
                                                        Signature(s)

                                             Please sign exactly as your name
                                             appears. Joint owners should each
                                             sign personally. Where applicable,
                                             indicate your official position or
                                             representation capacity.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *




                            YOUR VOTE IS IMPORTANT!

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                    STEWART INFORMATION SERVICES CORPORATION

 THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED ON BEHALF OF THE BOARD OF
       DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 26, 2002

     The undersigned appoints Ken Anderson, Jr. and Tannie L. Pizzitola, Jr., and each of them, as proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 26, 2002, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees named and FOR Proposal No. 2.

       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *